EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated August 24, 2004 in this Registration Statement on Form SB-2 of Systems Evolution, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

June 7th, 2005

/s/ Lopez, Blevins, Bork & Associates, LLP

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas